BANR - First Quarter 2017 Results
April 24, 2017

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
LLOYD W. BAKER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation First Quarter Net Income Increases to $23.8 Million, or $0.72 per Diluted Share;
Total Assets Surpass $10 Billion

Walla Walla, WA - April 24, 2017 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported continued strong revenue generation contributed to solid first quarter 2017 operating results. Net income in the first quarter of 2017 increased 4% to $23.8 million, or $0.72 per diluted share, compared to $22.8 million, or $0.69 per diluted share, in the preceding quarter and increased 34% compared to $17.8 million, or $0.52 per diluted share, in the first quarter a year ago. The current quarter results did not include any acquisition-related expenses. The results for the preceding quarter included $788,000 of acquisition-related expenses which, net of tax benefit, reduced net income by $0.02 per diluted share, while operating results in the first quarter a year ago included $6.8 million of acquisition-related expenses which, net of tax benefit, reduced net income by $0.13 per diluted share.
“During the first quarter of 2017 we continued to improve our operating performance, with good loan origination and core deposit growth as well as continued strong core revenues,” stated Mark J. Grescovich, President and Chief Executive Officer. “We also benefited from the very positive economic conditions in our market areas, as well as the successful integration of the AmericanWest Bank acquisition, which has made a dramatic impact on our scale and reach and is providing enhanced opportunities for client and revenue growth. During the first quarter, we crossed the threshold of $10 billion in total assets and again incurred increased expenses related to enhanced infrastructure and regulatory compliance costs. While increasing regulatory costs are a significant headwind, through the hard work of our employees, we are continuing to execute our strategies to deliver revenue growth, sustainable profitability and increasing value to our shareholders.”
At March 31, 2017, Banner Corporation had $10.07 billion in assets, $7.33 billion in net loans and $8.42 billion in deposits. Banner operates 190 branch offices located in nine of the top 20 largest western Metropolitan Statistical Areas by population.
First Quarter 2017 Highlights

•	Net income was $23.8 million, compared to $22.8 million in the preceding quarter and increased substantially compared to $17.8 million in the first quarter of 2016.

•	Return on average assets was 0.97% in the current quarter, 0.92% in the preceding quarter and 0.73% in the same quarter a year ago.

•	Revenues from core operations* were $116.4 million, compared to $117.5 million in the preceding quarter, and increased 5% compared to $111.0 million in the first quarter a year ago.

•	Net interest margin was 4.25% for the current quarter, compared to 4.32% in the preceding quarter and 4.13% in the first quarter a year ago.

•	Excluding the impact of acquisition accounting adjustments, the net interest margin was 4.15%*, compared to 4.13%* in the fourth quarter and was 4.01%* in the first quarter a year ago.

•	Deposit fees and other service charges were $12.2 million, the same as in the preceding quarter and increased compared to $11.8 million in the same quarter a year ago.

•	Revenues from mortgage banking operations decreased to $4.6 million compared to $5.1 million in the preceding quarter and $5.6 million in the first quarter a year ago.

•	Provision for loan losses was $2.0 million, increasing the allowance for loan losses to $86.5 million or 1.17% of total loans.

•	Core deposits increased 3% during the current quarter and represented 86% of total deposits at March 31, 2017.

•	Quarterly dividends to shareholders were increased to $0.25 per share, providing a current yield of 1.8% based on our March 31, 2017, closing price.

•	Common shareholders' tangible equity per share* was $31.68 at March 31, 2017, compared to $31.06 at the preceding quarter end and $30.38 a year ago.

•	The ratio of tangible common shareholders' equity to tangible assets* remained strong at 10.72% at March 31, 2017, compared to 10.83% at the preceding quarter end and 10.98% a year ago.

*Revenues from core operations and non-interest income from core operations (both of which exclude fair value adjustments and gains and losses on the sale of securities), acquisition accounting impact on net interest margin, non-interest expense from core operations (which excludes acquisition-related costs), the adjusted allowance for loan losses to adjusted loans (which includes net loan discounts on acquired loans) and references to tangible common shareholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations

BANR - First Quarter 2017 Results
April 24, 2017

reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented. See also Non-GAAP Financial Measures reconciliation tables on the last four pages of this press release.
Income Statement Review
Banner’s first quarter net interest income, before the provision for loan losses, decreased slightly to $94.9 million, compared to $97.2 million in the preceding quarter. First quarter 2017 net interest income, before the provision for loan losses, increased 4% compared to $91.0 million in the first quarter a year ago.
“Our net interest margin decreased seven basis points compared to the preceding quarter, largely as a result of decreased accretion from acquisition accounting loan discounts,” said Grescovich. "In addition, in the preceding quarter our loan yields and the net interest margin were elevated as a result of significant prepayment fees on a single large credit relationship. Excluding the impact of acquisition accounting, the net interest margin increased two basis points compared to the preceding quarter, and increased by 14 basis points compared to a year ago.*”
Net interest margin is enhanced by the amortization of acquisition accounting discounts on loans acquired in the acquisitions, which are accreted into loan interest income, as well as by net premiums on non-market-rate certificate of deposit liabilities assumed, which are amortized as a reduction to deposit interest expense. Banner's net interest margin was 4.25% for the first quarter of 2017, which included eight basis points as a result of accretion from acquisition accounting loan discounts, one basis point from the amortization of deposit premiums and one basis point as a result of the impact of the net loan acquisition discounts on average earning assets. The net interest margin was 4.32% in the preceding quarter and 4.13% in the first quarter a year ago. Excluding the effects of acquisition accounting, the net interest margin was 4.15%* in the first quarter, 4.13%* in the preceding quarter and 4.01%* in the first quarter a year ago.
Average interest-earning asset yields decreased five basis points to 4.44% compared to 4.49% for the preceding quarter and increased 12 basis points compared to 4.32% in the first quarter a year ago. Average loan yields decreased 13 basis points to 4.80% compared to the preceding quarter, reflecting significantly less discount accretion, but increased two basis points from the first quarter a year ago. Accretion of the acquisition accounting discounts added 11 basis points to loan yields in the current quarter compared to 21 basis points in the preceding quarter and 12 basis points in the first quarter a year ago. Deposit costs increased one basis point to 0.14% compared to the preceding quarter and decreased one basis point compared to the first quarter a year ago. Amortization of acquisition accounting net premiums on certificates of deposit reduced the cost of deposits by one basis point in the first quarter of 2017, compared to two basis points in the preceding quarter and two basis points in the first quarter a year ago. The total cost of funds increased two basis points to 0.20% during the first quarter compared to the preceding quarter and was unchanged compared to the first quarter a year ago.
“As expected, due to the addition of new loans and the renewal of acquired loans out of the discounted loan portfolio, we recorded a $2.0 million provision for loan losses during the first quarter, the same as in the preceding quarter,” added Grescovich. "While our asset quality metrics remain exceptionally good, adding to the loan loss allowance as the acquisition accounting discounts are accreted to income and growth in new and renewed loans occurs will likely continue as we strive to maintain an appropriate level of reserves and maintain a moderate risk profile." In the first quarter a year ago, Banner did not record a provision.
Reflecting seasonal trends and the adverse impact of higher interest rates, mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased to $4.6 million in the first quarter compared to $5.1 million in the preceding quarter and $5.6 million in the first quarter of 2016. Sales of multifamily loans in the current quarter resulted in gains of $70,000, while sales of multifamily loans generated $254,000 of gains in the preceding quarter. Home purchase activity accounted for 64% of first quarter one- to four-family mortgage banking loan originations.
Banner’s deposit fees and other service charges were $12.2 million in the first quarter, which was unchanged compared to the preceding quarter and increased 3% compared to $11.8 million in the first quarter a year ago.
Miscellaneous income for the current quarter included a one-time gain of $2.5 million on the sale of a single loan that had been acquired a number of years ago as a partial settlement on a non-performing credit relationship and was carried at a significant discount to its contractual loan amount and eventual sales price.
First quarter 2017 results included a $688,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value that was partly offset by a $13,000 net gain on the sale of securities. In the preceding quarter, results included a $1.1 million net loss for fair value adjustments that was partly offset by a $311,000 net gain on the sale of securities. In the first quarter a year ago, results included a $29,000 net gain for fair value adjustments and a $21,000 net gain on the sale of securities.
Total revenues were $115.7 million for the first quarter of 2017, compared to $116.6 million in the preceding quarter and $111.0 million in the first quarter a year ago. Revenues from core operations* (revenues excluding gains and losses on the sale of securities and net change in valuation of financial instruments) was $116.4 million in the first quarter of 2017, compared to $117.5 million in the preceding quarter and increased 5% compared to $111.0 million in the first quarter of 2016.
Total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $20.8 million in the first quarter of 2017, compared to $19.5 million in the fourth quarter of 2016 and $20.0 million in the first quarter a year ago. Non-interest income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $21.5 million in the first quarter of 2017, compared to $20.3 million for the fourth quarter of 2017 and $19.9 million in the first quarter a year ago.
Banner’s total non-interest expenses were $78.1 million in the first quarter of 2017, compared to $79.9 million in the preceding quarter and $84.0 million in the first quarter of 2016. The current quarter's non-interest expenses included increased compensation and employee benefit expense, elevated costs

BANR - First Quarter 2017 Results
April 24, 2017

for professional services largely as result of enhanced regulatory compliance requirements and additional charges for customer refunds related to prior periods, which were generally offset compared to the preceding quarter by reductions in other expenses and a $1.2 million gain on the sale of real estate owned reflected in real estate operations. Miscellaneous expenses for the current quarter included accruals of $865,000 for customer refunds for deposit fees that we determined should not have been charged during a six-year period from 2010 to 2015, which was more than offset by the release of a $1.2 million reserve for possible credit losses on an unfunded commitment for a credit relationship that was terminated. There were no acquisition-related expenses in the current quarter compared to $788,000 in the preceding quarter and $6.8 million in the first quarter a year ago.
For the first quarter of 2017, Banner recorded $11.8 million in state and federal income tax expense for an effective tax rate of 33.2%, which reflects normal statutory tax rates reduced by the effect of tax-exempt income and certain tax credits.
Balance Sheet Review
Banner’s total assets increased to $10.07 billion at March 31, 2017, from $9.79 billion at December 31, 2016 and $9.75 billion a year ago. The total of securities and interest-bearing deposits held at other banks was $1.62 billion at March 31, 2017, compared to $1.16 billion at December 30, 2016 and $1.59 billion a year ago. The increase in the securities portfolio during the current quarter reflects Banner's renewed leveraging strategy as it crossed the $10 billion assets threshold. In the third and fourth quarters of 2016, Banner reduced its holdings of securities and use of wholesale funding to ensure that it remained below $10 billion in total assets at December 31, 2016. The average effective duration of Banner's securities portfolio was approximately 3.8 years at March 31, 2017, compared to 2.9 years at March 31, 2016.
“Net loans decreased slightly during the quarter, but were up 3% year over year, with good production in targeted loan types, including increases in commercial real estate and construction and development loans,” said Grescovich. “We continue to see significant potential for growth in our loan origination pipelines.”
Net loans receivable decreased slightly to $7.33 billion at March 31, 2017, compared to $7.37 billion at December 31, 2016, largely as a result of seasonal factors and continuing repayments on one- to four-family loans, but increased 3% compared to $7.11 billion a year ago. Commercial real estate and multifamily real estate loans increased modestly to $3.63 billion at March 31, 2017, compared to $3.59 billion at December 31, 2016, and increased 5% compared to $3.44 billion a year ago. Commercial business loans increased slightly to $1.22 billion at March 31, 2017, compared to $1.21 billion three months earlier and were unchanged compared to a year ago. Agricultural business loans, which are seasonal by nature, decreased to $313.4 million at March 31, 2017, compared to $369.2 million three months earlier and $340.4 million a year ago. Total construction, land and land development loans decreased to $803.7 million at March 31, 2017, compared to $823.1 million at December 31, 2016, but increased 27% compared to $632.1 million a year earlier. One- to four-family loans continued to decline as a result of repayments, with nearly all newly originated mortgage loans being sold in the secondary market.
Loans held for sale decreased significantly to $86.7 million at March 31, 2017, compared to $246.4 million at December 31, 2016, largely due to the sale of $200.7 million of multifamily loans during the first quarter. Loans held for sale were $47.5 million at March 31, 2016. Loans held for sale at March 31, 2017, included $72.5 million of multifamily loans and $14.2 million of one- to four-family loans.
Total deposits were $8.42 billion at March 31, 2017, a 4% increase compared to $8.12 billion at December 31, 2016, and a 5% increase compared to $8.03 billion a year ago. Non-interest-bearing account balances increased 6% to $3.21 billion at March 31, 2017, compared to $3.04 billion a year ago. Interest-bearing transaction and savings accounts increased 10% to $4.06 billion compared to $3.71 billion a year ago. Certificates of deposit decreased 11% to $1.14 billion at March 31, 2017, compared to $1.29 billion a year earlier. Brokered deposits totaled $171.5 million at March 31, 2017, compared to $34.1 million at December 31, 2016 and $135.6 million a year ago. Brokered deposits increased in the current quarter in connection with Banner's leveraging strategy as higher yielding investment securities were purchased and total assets were allowed to increase above the $10 billion threshold.
Reflecting additional account growth as well as increased balances for existing clients, core deposits (non-interest bearing and interest-bearing transaction and savings accounts) increased by 3% during the current quarter. Core deposits represented 86% of total deposits at March 31, 2017, compared to 87% of total deposits at December 31, 2016, and 84% of total deposits a year earlier. The average cost of deposits was 0.14% for the quarter ended March 31, 2017, a one basis point increase compared to the preceding quarter, and a one basis point decline compared to the quarter ended March 31, 2016.
At March 31, 2017, total common shareholders' equity was $1.32 billion, or $39.92 per share, compared to $1.31 billion at December 31, 2016 and $1.32 billion a year ago. During the quarter Banner declared and accrued a $0.25 per share quarterly dividend. At March 31, 2017, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, was $1.05 billion, or 10.72% of tangible assets*, compared to $1.03 billion, or 10.83% of tangible assets, at December 31, 2016, and $1.04 billion, or 10.98% of tangible assets, a year ago. Banner's tangible book value per share* increased to $31.68 at March 31, 2017, compared to $30.38 per share a year ago.
Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards. At March 31, 2017, Banner Corporation's common equity Tier 1 capital ratio was 11.46%, its Tier 1 leverage capital to average assets ratio was 11.79%, and its total capital to risk-weighted assets ratio was 13.85%.
Credit Quality
In accordance with acquisition accounting, loans acquired from AmericanWest Bank and Siuslaw Bank were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date. Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios, we believe it should be considered when comparing the current ratios to similar ratios in periods prior to the acquisitions of AmericanWest Bank and Siuslaw Bank.
The allowance for loan losses was $86.5 million at March 31, 2017, or 1.17% of total loans outstanding and 479% of non-performing loans compared to $78.2 million at March 31, 2016, or 1.09% of total loans outstanding and 501% of non-performing loans. Banner had net charge-offs of $1.5 million in the first quarter compared to net charge-offs of $253,000 in the fourth quarter of 2016 and net recoveries of $189,000 in the first quarter a year ago.

BANR - First Quarter 2017 Results
April 24, 2017

Primarily as a result of the addition of new loans and the renewal of acquired loans out of the discounted loan portfolio, Banner recorded a $2.0 million provision for loan losses in the current quarter which was the same amount as recorded in the prior quarter. Banner did not record a provision for the first quarter of 2016. If the allowance for loan losses included the remaining loan discount*, the adjusted allowance for loan losses to adjusted loans would have been 1.56% as of March 31, 2017 as compared to 1.67% a year ago. Non-performing loans were $18.1 million at March 31, 2017, compared to $22.6 million at December 31, 2016 and $15.6 million a year ago. Real estate owned and other repossessed assets were $3.2 million at March 31, 2017, compared to $11.2 million at December 31, 2016, and $7.4 million a year ago.
Banner's non-performing assets were $21.3 million, or 0.21% of total assets, at March 31, 2017, compared to $33.8 million, or 0.35% of total assets, at December 31, 2016 and $23.0 million, or 0.24% of total assets, a year ago. In addition to non-performing assets, purchased credit-impaired loans decreased to $30.5 million at March 31, 2017, compared to $32.3 million at December 31, 2016, and $53.3 million a year ago.
Conference Call
Banner will host a conference call on Tuesday, April 25, 2017, at 8:00 a.m. PDT, to discuss its first quarter results. To listen to the call on-line, go to www.bannerbank.com. Investment professionals are invited to dial (866) 235-9915 to participate in the call. A replay will be available for one week at (877) 344-7529 using access code 10103898, or at www.bannerbank.com.
About the Company
Banner Corporation is a $10.1 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (2) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to Banner's activities; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and net interest margin; (5) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (6) fluctuations in real estate values; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) the ability to access cost-effective funding; (9) changes in financial markets; (10) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (11) the costs, effects and outcomes of litigation; (12) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (13) changes in accounting principles, policies or guidelines; (14) future acquisitions by Banner of other depository institutions or lines of business; (15) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (16) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - First Quarter 2017 Results
April 24, 2017

RESULTS OF OPERATIONS	Quarters Ended
(in thousands except shares and per share data)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016

INTEREST INCOME:
Loans receivable	$91,288	$93,915	$86,958
Mortgage-backed securities	4,647	3,861	5,390
Securities and cash equivalents	3,161	3,231	2,953
	99,096	101,007	95,301
INTEREST EXPENSE:
Deposits	2,791	2,604	2,946
Federal Home Loan Bank advances	273	79	279
Other borrowings	74	76	75
Junior subordinated debentures	1,104	1,077	958
	4,242	3,836	4,258
Net interest income before provision for loan losses	94,854	97,171	91,043
PROVISION FOR LOAN LOSSES	2,000	2,030	—
Net interest income	92,854	95,141	91,043
NON-INTEREST INCOME:
Deposit fees and other service charges	12,186	12,199	11,818
Mortgage banking operations	4,603	5,143	5,643
Bank owned life insurance	1,095	893	1,185
Miscellaneous	3,636	2,065	1,263
	21,520	20,300	19,909
Net gain on sale of securities	13	311	21
Net change in valuation of financial instruments carried at fair value	(688)	(1,148)	29
Total non-interest income	20,845	19,463	19,959
NON-INTEREST EXPENSE:
Salary and employee benefits	46,063	44,387	46,564
Less capitalized loan origination costs	(4,316)	(4,785)	(4,250)
Occupancy and equipment	11,996	12,581	10,388
Information / computer data services	3,994	4,674	4,920
Payment and card processing services	5,020	5,440	4,785
Professional services	5,152	2,384	2,614
Advertising and marketing	1,328	3,220	1,734
Deposit insurance	1,266	1,012	1,338
State/municipal business and use taxes	799	952	838
Real estate operations	(966)	(338)	397
Amortization of core deposit intangibles	1,624	1,722	1,808
Miscellaneous	6,118	7,820	6,085
	78,078	79,069	77,221
Acquisition related expenses	—	788	6,813
Total non-interest expense	78,078	79,857	84,034
Income before provision for income taxes	35,621	34,747	26,968
PROVISION FOR INCOME TAXES	11,828	11,943	9,194
NET INCOME	$23,793	$22,804	$17,774
Earnings per share available to common shareholders:
Basic	$0.72	$0.69	$0.52
Diluted	$0.72	$0.69	$0.52
Cumulative dividends declared per common share	$0.25	$0.23	$0.21
Weighted average common shares outstanding:
Basic	32,933,444	33,134,222	34,023,800
Diluted	33,051,459	33,201,333	34,103,727
Decrease in common shares outstanding	(40,523)	(673,924)	(20,804)

BANR - First Quarter 2017 Results
April 24, 2017

FINANCIAL CONDITION				Percentage Change
(in thousands except shares and per share data)	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$196,277	$177,083	$153,706	10.8%	27.7%
Interest-bearing deposits	104,431	70,636	106,864	47.8%	(2.3)%
Total cash and cash equivalents	300,708	247,719	260,570	21.4%	15.4%
Securities - trading	24,753	24,568	33,994	0.8%	(27.2)%
Securities - available for sale	1,223,764	800,917	1,199,279	52.8%	2.0%
Securities - held to maturity	266,391	267,873	246,320	(0.6)%	8.1%
Federal Home Loan Bank stock	10,334	12,506	13,347	(17.4)%	(22.6)%
Loans held for sale	86,707	246,353	47,523	(64.8)%	82.5%
Loans receivable	7,421,255	7,451,148	7,185,999	(0.4)%	3.3%
Allowance for loan losses	(86,527)	(85,997)	(78,197)	0.6%	10.7%
Net loans	7,334,728	7,365,151	7,107,802	(0.4)%	3.2%
Accrued interest receivable	30,312	30,178	30,674	0.4%	(1.2)%
Real estate owned held for sale, net	3,040	11,081	7,207	(72.6)%	(57.8)%
Property and equipment, net	162,467	166,481	168,807	(2.4)%	(3.8)%
Goodwill	244,583	244,583	244,811	—%	(0.1)%
Other intangibles, net	28,488	30,162	35,598	(5.6)%	(20.0)%
Bank-owned life insurance	159,948	158,936	156,928	0.6%	1.9%
Other assets	192,155	187,160	192,734	2.7%	(0.3)%
Total assets	$10,068,378	$9,793,668	$9,745,594	2.8%	3.3%
LIABILITIES
Deposits:
Non-interest-bearing	$3,213,044	$3,140,451	$3,036,330	2.3%	5.8%
Interest-bearing transaction and savings accounts	4,064,198	3,935,630	3,705,658	3.3%	9.7%
Interest-bearing certificates	1,144,718	1,045,333	1,287,873	9.5%	(11.1)%
Total deposits	8,421,960	8,121,414	8,029,861	3.7%	4.9%
Advances from Federal Home Loan Bank at fair value	213	54,216	75,400	(99.6)%	(99.7)%
Customer repurchase agreements and other borrowings	120,245	105,685	106,132	13.8%	13.3%
Junior subordinated debentures at fair value	96,040	95,200	92,879	0.9%	3.4%
Accrued expenses and other liabilities	66,201	71,369	81,485	(7.2)%	(18.8)%
Deferred compensation	40,315	40,074	39,682	0.6%	1.6%
Total liabilities	8,744,974	8,487,958	8,425,439	3.0%	3.8%
SHAREHOLDERS' EQUITY
Common stock	1,214,517	1,213,837	1,262,050	0.1%	(3.8)%
Retained earnings	110,783	95,328	50,230	16.2%	120.6%
Other components of shareholders' equity	(1,896)	(3,455)	7,875	(45.1)%	(124.1)%
Total shareholders' equity	1,323,404	1,305,710	1,320,155	1.4%	0.2%
Total liabilities and shareholders' equity	$10,068,378	$9,793,668	$9,745,594	2.8%	3.3%
Common Shares Issued:
Shares outstanding at end of period	33,152,864	33,193,387	34,221,451
Common shareholders' equity per share (1)	$39.92	$39.34	$38.58
Common shareholders' tangible equity per share (1) (2)	$31.68	$31.06	$30.38
Common shareholders' tangible equity to tangible assets (2)	10.72%	10.83%	10.98%
Consolidated Tier 1 leverage capital ratio	11.79%	11.83%	11.28%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last four pages of the press release tables.

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
				Percentage Change
LOANS	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,361,095	$1,352,999	$1,328,034	0.6%	2.5%
Investment properties	2,011,618	1,986,336	1,805,243	1.3%	11.4%
Multifamily real estate	254,246	248,150	307,019	2.5%	(17.2)%
Commercial construction	141,505	124,068	87,711	14.1%	61.3%
Multifamily construction	114,728	124,126	79,737	(7.6)%	43.9%
One- to four-family construction	366,191	375,704	297,348	(2.5)%	23.2%
Land and land development:
Residential	151,649	170,004	142,841	(10.8)%	6.2%
Commercial	29,597	29,184	24,493	1.4%	20.8%
Commercial business	1,224,541	1,207,879	1,224,915	1.4%	—%
Agricultural business including secured by farmland	313,374	369,156	340,350	(15.1)%	(7.9)%
One- to four-family real estate	802,991	813,077	910,719	(1.2)%	(11.8)%
Consumer:
Consumer secured by one- to four-family real estate	493,495	493,211	481,590	0.1%	2.5%
Consumer-other	156,225	157,254	155,999	(0.7)%	0.1%
Total loans receivable	$7,421,255	$7,451,148	$7,185,999	(0.4)%	3.3%
Restructured loans performing under their restructured terms	$17,193	$18,907	$19,450
Loans 30 - 89 days past due and on accrual (1)	$22,214	$11,571	$28,264
Total delinquent loans (including loans on non-accrual), net (2)	$37,563	$30,553	$43,986
Total delinquent loans / Total loans outstanding	0.51%	0.41%	0.61%

(1) Includes $2.4 million of purchased credit-impaired loans at March 31, 2017 compared to $470,000 at December 31, 2016 and $1.6 million at March 31, 2016.
(2) Delinquent loans include $3.5 million of delinquent purchased credit-impaired loans at March 31, 2017 compared to $1.7 million at December 31, 2016 and $4.9 million at March 31, 2016.

LOANS BY GEOGRAPHIC LOCATION	Mar 31, 2017		Dec 31, 2016		Mar 31, 2016
	Amount	Percentage	Amount	Percentage	Amount	Percentage

Washington	$3,401,005	45.8%	$3,433,617	46.1%	$3,333,912	46.4%
Oregon	1,493,054	20.1%	1,505,369	20.2%	1,420,749	19.8%
California	1,255,597	16.9%	1,239,989	16.6%	1,173,203	16.3%
Idaho	471,519	6.4%	495,992	6.7%	493,905	6.9%
Utah	281,379	3.8%	283,890	3.8%	289,082	4.0%
Other	518,701	7.0%	492,291	6.6%	475,148	6.6%
Total loans	$7,421,255	100.0%	$7,451,148	100.0%	$7,185,999	100.0%

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended
CHANGE IN THE	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$85,997	$84,220	$78,008
Provision for loan losses	2,000	2,030	—
Recoveries of loans previously charged off:
Commercial real estate	70	484	38
Construction and land	83	903	471
One- to four-family real estate	145	231	12
Commercial business	173	218	720
Agricultural business, including secured by farmland	113	20	17
Consumer	94	81	207
	678	1,937	1,465
Loans charged off:
Commercial real estate	—	(566)	(180)
Construction and land	—	(616)	—
One- to four-family real estate	—	(249)	—
Commercial business	(1,626)	(305)	(139)
Agricultural business, including secured by farmland	(159)	—	(567)
Consumer	(363)	(454)	(390)
	(2,148)	(2,190)	(1,276)
Net (charge-offs) recoveries	(1,470)	(253)	189
Balance, end of period	$86,527	$85,997	$78,197
Net (charge-offs) recoveries / Average loans outstanding	(0.019)%	(0.003)%	0.003%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Specific or allocated loss allowance:
Commercial real estate	$20,472	$20,993	$19,732
Multifamily real estate	1,378	1,360	2,853
Construction and land	29,464	34,252	29,318
One- to four-family real estate	1,974	2,238	2,170
Commercial business	19,768	16,533	15,118
Agricultural business, including secured by farmland	3,245	2,967	4,282
Consumer	3,840	4,104	3,541
Total allocated	80,141	82,447	77,014
Unallocated	6,386	3,550	1,183
Total allowance for loan losses	$86,527	$85,997	$78,197
Allowance for loan losses / Total loans outstanding	1.17%	1.15%	1.09%
Allowance for loan losses / Non-performing loans	479%	381%	501%

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$6,910	$8,237	$4,145
Multifamily	147	—	—
Construction and land	1,775	1,748	2,250
One- to four-family	3,386	2,263	4,803
Commercial business	2,700	3,074	1,558
Agricultural business, including secured by farmland	1,012	3,229	663
Consumer	1,285	1,875	906
	17,215	20,426	14,325
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	701	—
Multifamily	—	147	—
One- to four-family	545	1,233	1,039
Consumer	297	72	251
	842	2,153	1,290
Total non-performing loans	18,057	22,579	15,615
Real estate owned (REO)	3,040	11,081	7,207
Other repossessed assets	162	166	202
Total non-performing assets	$21,259	$33,826	$23,024
Total non-performing assets to total assets	0.21%	0.35%	0.24%
Purchased credit-impaired loans, net	$30,501	$32,322	$53,271

	Quarters Ended
REAL ESTATE OWNED	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Balance, beginning of period	$11,081	$4,717	$11,627
Additions from loan foreclosures	(68)	8,375	2
Additions from acquisitions	—	—	400
Proceeds from dispositions of REO	(9,125)	(2,791)	(4,666)
Gain on sale of REO	1,202	852	49
Valuation adjustments in the period	(50)	(72)	(205)
Balance, end of period	$3,040	$11,081	$7,207

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION				Percentage Change
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016	Prior Qtr	Prior Yr

Non-interest-bearing	$3,213,044	$3,140,451	$3,036,330	2.3%	5.8%
Interest-bearing checking	928,232	914,484	767,460	1.5%	20.9%
Regular savings accounts	1,592,023	1,523,391	1,327,558	4.5%	19.9%
Money market accounts	1,543,943	1,497,755	1,610,640	3.1%	(4.1)%
Total interest-bearing transaction and savings accounts	4,064,198	3,935,630	3,705,658	3.3%	9.7%
Interest-bearing certificates	1,144,718	1,045,333	1,287,873	9.5%	(11.1)%
Total deposits	$8,421,960	$8,121,414	$8,029,861	3.7%	4.9%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Mar 31, 2017		Dec 31, 2016		Mar 31, 2016
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Washington	$4,619,457	54.9%	$4,347,644	53.6%	$4,209,332	52.4%
Oregon	1,746,143	20.7%	1,708,973	21.0%	1,668,421	20.8%
California	1,469,351	17.4%	1,469,748	18.1%	1,565,326	19.5%
Idaho	429,850	5.1%	447,019	5.5%	428,681	5.3%
Utah	157,159	1.9%	148,030	1.8%	158,101	2.0%
Total deposits	$8,421,960	100.0%	$8,121,414	100.0%	$8,029,861	100.0%

INCLUDED IN TOTAL DEPOSITS	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Public non-interest-bearing accounts	$80,322	$92,789	$82,527
Public interest-bearing transaction & savings accounts	125,921	128,976	123,713
Public interest-bearing certificates	31,024	25,650	29,983
Total public deposits	$237,267	$247,415	$236,223
Total brokered deposits	$171,521	$34,074	$135,603

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF March 31, 2017	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,227,333	13.85%	$708,897	8.00%	$886,122	10.00%
Tier 1 capital to risk-weighted assets	1,138,357	12.85%	531,673	6.00%	531,673	6.00%
Tier 1 leverage capital to average assets	1,138,357	11.79%	386,229	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,015,251	11.46%	398,755	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,053,255	12.15%	693,425	8.00%	866,781	10.00%
Tier 1 capital to risk-weighted assets	966,485	11.15%	520,068	6.00%	693,425	8.00%
Tier 1 leverage capital to average assets	966,485	10.29%	375,777	4.00%	469,721	5.00%
Common equity tier 1 capital to risk-weighted assets	966,485	11.15%	390,051	4.50%	563,407	6.50%
Islanders Bank:
Total capital to risk-weighted assets	35,728	19.02%	15,031	8.00%	18,788	10.00%
Tier 1 capital to risk-weighted assets	33,522	17.84%	11,273	6.00%	15,031	8.00%
Tier 1 leverage capital to average assets	33,522	13.06%	10,271	4.00%	12,839	5.00%
Common equity tier 1 capital to risk-weighted assets	33,522	17.84%	8,455	4.50%	12,212	6.50%

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Mortgage loans	$6,104,779	$72,549	4.82%	$5,960,506	$74,538	4.97%	$5,707,882	$68,743	4.84%
Commercial/agricultural loans	1,464,532	16,546	4.58%	1,469,407	17,192	4.65%	1,471,638	16,025	4.38%
Consumer and other loans	138,033	2,193	6.44%	141,133	2,185	6.16%	141,361	2,190	6.23%
Total loans(1)	7,707,344	91,288	4.80%	7,571,046	93,915	4.93%	7,320,881	86,958	4.78%
Mortgage-backed securities	842,071	4,647	2.24%	796,625	3,861	1.93%	1,004,836	5,390	2.16%
Other securities	453,793	3,037	2.71%	469,377	3,062	2.60%	421,241	2,772	2.65%
Interest-bearing deposits with banks	32,195	93	1.17%	91,625	95	0.41%	103,775	101	0.39%
FHLB stock	15,550	31	0.81%	11,668	74	2.52%	17,531	80	1.84%
Total investment securities	1,343,609	7,808	2.36%	1,369,295	7,092	2.06%	1,547,383	8,343	2.17%
Total interest-earning assets	9,050,953	99,096	4.44%	8,940,341	101,007	4.49%	8,868,264	95,301	4.32%
Non-interest-earning assets	923,165			904,846			900,296
Total assets	$9,974,118			$9,845,187			$9,768,560
Deposits:
Interest-bearing checking accounts	$896,764	200	0.09%	$876,904	197	0.09%	$934,072	196	0.08%
Savings accounts	1,557,734	523	0.14%	1,470,548	493	0.13%	1,307,369	423	0.13%
Money market accounts	1,522,470	651	0.17%	1,541,258	677	0.17%	1,620,524	862	0.21%
Certificates of deposit	1,089,316	1,417	0.53%	1,089,337	1,237	0.45%	1,328,741	1,465	0.44%
Total interest-bearing deposits	5,066,284	2,791	0.22%	4,978,047	2,604	0.21%	5,190,706	2,946	0.23%
Non-interest-bearing deposits	3,148,520	—	—%	3,193,172	—	—%	2,788,372	—	—%
Total deposits	8,214,804	2,791	0.14%	8,171,219	2,604	0.13%	7,979,078	2,946	0.15%
Other interest-bearing liabilities:
FHLB advances	130,274	273	0.85%	32,932	79	0.95%	169,204	279	0.66%
Other borrowings	108,091	74	0.28%	107,819	76	0.28%	102,865	75	0.29%
Junior subordinated debentures	140,212	1,104	3.19%	140,212	1,077	3.06%	140,212	958	2.75%
Total borrowings	378,577	1,451	1.55%	280,963	1,232	1.74%	412,281	1,312	1.28%
Total funding liabilities	8,593,381	4,242	0.20%	8,452,182	3,836	0.18%	8,391,359	4,258	0.20%
Other non-interest-bearing liabilities(2)	58,489			67,536			63,014
Total liabilities	8,651,870			8,519,718			8,454,373
Shareholders' equity	1,322,248			1,325,469			1,314,187
Total liabilities and shareholders' equity	$9,974,118			$9,845,187			$9,768,560
Net interest income/rate spread		$94,854	4.24%		$97,171	4.31%		$91,043	4.12%
Net interest margin			4.25%			4.32%			4.13%
Additional Key Financial Ratios:
Return on average assets			0.97%			0.92%			0.73%
Return on average equity			7.30%			6.84%			5.44%
Average equity/average assets			13.26%			13.46%			13.45%
Average interest-earning assets/average interest-bearing liabilities			166.23%			170.00%			158.28%
Average interest-earning assets/average funding liabilities			105.32%			105.78%			105.68%
Non-interest income/average assets			0.85%			0.79%			0.82%
Non-interest expense/average assets			3.17%			3.23%			3.46%
Efficiency ratio(4)			67.48%			68.47%			75.70%
Adjusted efficiency ratio(5)			65.84%			65.32%			66.86%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition related costs, amortization of core deposit intangibles (CDI), real estate operations expense, and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last four pages of the press release tables.

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Net interest income before provision for loan losses	$94,854	$97,171	$91,043
Total non-interest income	20,845	19,463	19,959
Total GAAP revenue	115,699	116,634	111,002
Exclude net gain on sale of securities	(13)	(311)	(21)
Exclude change in valuation of financial instruments carried at fair value	688	1,148	(29)
Revenue from core operations (non-GAAP)	$116,374	$117,471	$110,952

NON-INTEREST INCOME/EXPENSE FROM CORE OPERATIONS	Quarters Ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Total non-interest income (GAAP)	$20,845	$19,463	$19,959
Exclude net gain on sale of securities	(13)	(311)	(21)
Exclude change in valuation of financial instruments carried at fair value	688	1,148	(29)
Non-interest income from core operations (non-GAAP)	$21,520	$20,300	$19,909

Total non-interest expense (GAAP)	$78,078	$79,857	$84,034
Exclude acquisition related costs	—	(788)	(6,813)
Non-interest expense from core operations (non-GAAP)	$78,078	$79,069	$77,221

INCOME FROM CORE OPERATIONS	Quarters Ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Income before provision for taxes (GAAP)	$35,621	$34,747	$26,968
Exclude net gain on sale of securities	(13)	(311)	(21)
Exclude change in valuation of financial instruments carried at fair value	688	1,148	(29)
Exclude acquisition costs	—	788	6,813
Income from core operations before provision for taxes (non-GAAP)	$36,296	$36,372	$33,731

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
EARNINGS FROM CORE OPERATIONS	Quarters Ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Net income (GAAP)	$23,793	$22,804	$17,774
Exclude net gain on sale of securities	(13)	(311)	(21)
Exclude change in valuation of financial instruments carried at fair value	688	1,148	(29)
Exclude acquisition-related costs	—	788	6,813
Exclude related tax benefit	(243)	(585)	(2,417)
Total earnings from core operations (non-GAAP)	$24,225	$23,844	$22,120

Diluted earnings per share (GAAP)	$0.72	$0.69	$0.52
Diluted core earnings per share (non-GAAP)	$0.73	$0.72	$0.65
RETURN ON AVERAGE ASSETS - CORE
Average assets	$9,974,118	$9,845,187	$9,768,560
Return on average assets (GAAP)	0.97%	0.92%	0.73%
Core return on average assets (non-GAAP)	0.99%	0.96%	0.91%

NET EFFECT OF ACQUISITION-RELATED COSTS ON EARNINGS	Quarters Ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Acquisition-related costs	$—	$(788)	$(6,813)
Related tax benefit	—	284	2,435
Total net effect of acquisition-related costs on earnings	$—	$(504)	$(4,378)

Diluted weighted average shares outstanding	33,051,459	33,201,333	34,103,727
Total net effect of acquisition-related costs on diluted weighted average earnings per share	$—	$(0.02)	$(0.13)

ACQUISITION ACCOUNTING IMPACT ON NET INTEREST MARGIN	Quarters Ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Net interest income before provision for loan losses (GAAP)	$94,854	$97,171	$91,043
Exclude discount accretion on acquired loans	(1,777)	(3,635)	(1,689)
Exclude premium amortization on acquired certificates of deposit	(132)	(315)	(461)
Net interest income before acquisition accounting impact (non-GAAP)	$92,945	$93,221	$88,893

Average interest-earning assets (GAAP)	$9,050,953	$8,940,341	$8,868,264
Exclude average net loan discount on acquired loans	30,058	32,773	43,347
Average interest-earning assets before acquired loan discount (non-GAAP)	$9,081,011	$8,973,114	$8,911,611

Net interest margin (GAAP)	4.25%	4.32%	4.13%
Exclude impact on net interest margin from discount accretion on acquired loans	(0.08)	(0.16)	(0.08)
Exclude impact on net interest margin from acquired certificates of deposit premium amortization	(0.01)	(0.01)	(0.02)
Exclude impact on net interest margin of net loan discount on average earning assets	(0.01)	(0.02)	(0.02)
Net margin before acquisition accounting impact (non-GAAP)	4.15%	4.13%	4.01%

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended
ACQUISITION ACCOUNTING IMPACT ON LOAN YIELD	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Average total loans (GAAP)	$7,707,344	$7,571,046	$7,320,881
Exclude average net loan discount on acquired loans	30,058	32,773	43,347
Adjusted average total loans (non-GAAP)	$7,737,402	$7,603,819	$7,364,228

Interest income on loans (GAAP)	$91,288	$93,915	$86,958
Exclude discount accretion on acquired loans	(1,777)	(3,635)	(1,689)
Adjusted interest income on loans (non-GAAP)	$89,511	$90,280	$85,269

Loan yield (GAAP)	4.80%	4.93%	4.78%
Loan yield before acquisition accounting impact (non-GAAP)	4.69%	4.72%	4.66%
Impact on loan yield from acquisition accounting	0.11%	0.21%	0.12%

ACQUISITION ACCOUNTING IMPACT ON DEPOSIT COST
Average deposits	$8,214,804	$8,171,219	$7,979,078

Interest expense on deposits (GAAP)	$2,791	$2,604	$2,946
Exclude premium amortization on acquired certificates of deposit	132	315	461
Adjusted interest expense on deposits (non-GAAP)	$2,923	$2,919	$3,407

Deposit cost (GAAP)	0.14%	0.13%	0.15%
Deposit cost before acquisition accounting impact (non-GAAP)	0.15%	0.15%	0.17%
Impact on deposit cost from acquisition accounting	(0.01)%	(0.02)%	(0.02)%

ADJUSTED EFFICIENCY RATIO	Quarters Ended
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Non-interest expense (GAAP)	$78,078	$79,857	$84,034
Exclude acquisition-related costs	—	(788)	(6,813)
Exclude CDI amortization	(1,624)	(1,722)	(1,808)
Exclude state/municipal tax expense	(799)	(952)	(838)
Exclude REO gain (loss)	966	338	(397)
Adjusted non-interest expense (non-GAAP)	$76,621	$76,733	$74,178

Net interest income before provision for loan losses (GAAP)	$94,854	$97,171	$91,043
Non-interest income (GAAP)	20,845	19,463	19,959
Total revenue	115,699	116,634	111,002
Exclude net gain on sale of securities	(13)	(311)	(21)
Exclude net change in valuation of financial instruments carried at fair value	688	1,148	(29)
Adjusted revenue (non-GAAP)	$116,374	$117,471	$110,952

Efficiency ratio (GAAP)	67.48%	68.47%	75.70%
Adjusted efficiency ratio (non-GAAP)	65.84%	65.32%	66.86%

BANR - First Quarter 2017 Results
April 24, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
RATIO OF ADJUSTED ALLOWANCE FOR LOAN LOSSES TO ADJUSTED LOANS
	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
Loans receivable (GAAP)	$7,421,255	$7,451,148	$7,185,999
Net loan discount on acquired loans	29,352	31,110	42,302
Adjusted loans (non-GAAP)	$7,450,607	$7,482,258	$7,228,301

Allowance for loan losses (GAAP)	$86,527	$85,997	$78,197
Net loan discount on acquired loans	29,352	31,110	42,302
Adjusted allowance for loan losses (non-GAAP)	$115,879	$117,107	$120,499

Allowance for loan losses / Total loans (GAAP)	1.17%	1.15%	1.09%
Adjusted allowance for loan losses / Adjusted loans (non-GAAP)	1.56%	1.57%	1.67%

	Mar 31, 2017	Dec 31, 2016	Mar 31, 2016
TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS
Shareholders' equity (GAAP)	$1,323,404	$1,305,710	$1,320,155
Exclude goodwill and other intangible assets, net	273,071	274,745	280,409
Tangible common shareholders' equity (non-GAAP)	$1,050,333	$1,030,965	$1,039,746

Total assets (GAAP)	$10,068,378	$9,793,668	$9,745,594
Exclude goodwill and other intangible assets, net	273,071	274,745	280,409
Total tangible assets (non-GAAP)	$9,795,307	$9,518,923	$9,465,185
Common shareholders' equity to total assets (GAAP)	13.14%	13.33%	13.55%
Tangible common shareholders' equity to tangible assets (non-GAAP)	10.72%	10.83%	10.98%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$1,050,333	$1,030,965	$1,039,746
Common shares outstanding at end of period	33,152,864	33,193,387	34,221,451
Common shareholders' equity (book value) per share (GAAP)	$39.92	$39.34	$38.58
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$31.68	$31.06	$30.38